UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     □

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

_____________________________________________________________________________________________

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 17, 2021, the Board of Directors (the “Board”) of Data I/O Corporation appointed Dr. Cheemin Bo-Linn to the Board effective on that date. She was named to the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee of the Board.

Dr. Cheemin Bo-Linn is the CEO of Peritus Partners, Inc., a valuation accelerator, for industry sectors including automotive, electronics, consumer, and medical sectors with integrated security, starting in 2013. Her prior positions include 20+ years in IBM senior executive roles, where she led global teams as IBM’s VP of Industrial Sector/Electronics, responsible for IBM’s software, semiconductor chips, storage, and consulting services.  Dr. Bo-Linn earned a doctorate degree in computer-based management information and organizational change from the University of Houston. She was also named a Visiting Professor in the Joint 2017-2018 EMBA/MBA program of Columbia University, London School of Business, and the University of Hong Kong. Her teaching domain included digital transformation and technology (artificial intelligence, IoT, sensory farms, data analytics, and security).

Dr. Bo-Linn has extensive domain experience and has been recognized for her accomplishments. She was named “Top Woman of Influence” by Silicon Valley Business Journal and was inducted to the “Hall of Fame” for Women in Technology.  In 2019, she was named one of the “Top 50” public company Board of Directors, by the National Association of Corporate Directors amongst its 22,000 members. The Financial Times / Agenda named her one of the 2021 “Top 100” Diverse Directors in the Americas. Currently she is Lead Independent Director at BlackLine Safety, (TSX: BLS) a global manufacturer of hardware enabled IoT SaaS solutions for the transportation, consumer and industrial sectors and recently joined KORE Wireless, (NASDAQ: KORE) an IOT solutions and services business.  She has board governance and industry expertise having served on four public boards in flash memory, cloud, SaaS and manufacturing as well as experience on each of the major board committees.

There were no arrangements or understandings pursuant to which she was selected. There have been no related person transactions. She was identified as a candidate through our Board members’ networking. She will receive prorated the Data I/O Director standard retainer compensation and a grant of Restricted Stock Units equivalent to the prorated annual Director grant using the fair value on the date of appointment and vesting as of the next annual meeting of shareholders.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

December 20, 2021	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer